Exhibit 99.1
Retail Ventures, Inc. Reports Second Quarter Operating Results
Columbus, Ohio, September 9, 2010 /PRNewswire/ — Retail Ventures, Inc. (NYSE: RVI) today announced its consolidated financial results for the second quarter ended July 31, 2010.
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The income from continuing operations for the quarter ended July 31, 2010 was $35.6 million on net sales of $415.1 million, compared to loss from continuing operations of $4.4 million on net sales of $369.5 million for the quarter ended August 1, 2009. DSW same store sales increased 12.0% during the second quarter versus a decrease of 2.9% last year.

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Diluted earnings per share from continuing operations attributable to Retail Ventures, Inc. common shareholders was $0.43 for the quarter ended July 31, 2010 compared with diluted loss per share from continuing operations attributable to Retail Ventures, Inc. of $0.15 per share for the quarter ended August 1, 2009.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
Any statements in this release that are not historical or current facts are forward-looking statements. All forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors that could cause our future financial performance in fiscal 2010 and beyond to differ materially from those expressed or implied in any such forward-looking statements. Certain of these risks and uncertainties are described in the “Risk Factors” section of the Company’s latest quarterly or annual report, as filed with the SEC. These factors include, but are not limited to: our ability to manage and enhance liquidity; DSW’s success in opening and operating new stores on a timely and profitable basis; continuation of DSW’s supply agreements and the financial condition of its leased business partners; DSW maintaining good relationships with its vendors; DSW’s ability to anticipate and respond to fashion trends; fluctuation of DSW’s comparable store sales and quarterly financial performance; the realization of our bankruptcy claims related to liquidating Filene’s Basement and Value City; the impact of the disposition of Filene’s Basement and of a majority interest in Value City and the reliance on remaining subsidiaries to pay indebtedness and intercompany service obligations; the risk of Value City and liquidating Filene’s Basement not paying us or their creditors, for which Retail Ventures may have some liability; the risk of new Filene’s Basement not paying obligations related to the assets it has assumed from liquidating Filene’s Basement if such obligations are subject to ongoing guarantee by us; the impact of Value City and Filene’s Basement on our liquidity; disruption of DSW’s distribution operations; our dependence on DSW for key services; failure to retain our key executives or attract qualified new personnel; DSW’s competitiveness with respect to style, price, brand availability and customer service; uncertain general economic conditions; risks inherent to international trade with countries that are major manufacturers of footwear; the success of dsw.com; lease of an office facility and risks related to our cash and investments. Additional factors that could cause our actual results to differ materially from our expectations are described in the Company’s latest annual or quarterly report, as filed with the SEC. Any forward-looking statement speaks only as of the date on which such statement is made. The Company undertakes no obligation to revise the forward-looking statements included in this press release to reflect any future events or circumstances.
SOURCE: Retail Ventures, Inc.
Contact: Jim McGrady, Chief Financial Officer — (614) 238-4105

RETAIL VENTURES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(unaudited)

	July 31,	January 30,
	2010	2010

ASSETS
Cash and equivalents	$86,252	$141,773
Short-term investments	198,964	164,265
Accounts receivable, net	11,864	6,663
Inventories	309,143	262,284
Prepaid expenses and other current assets	23,060	22,478
Deferred income taxes	33,206	29,560

Total current assets	662,489	627,023

Property and equipment, net	203,746	208,813
Goodwill	25,899	25,899
Conversion feature of long-term debt	16,918	28,029
Deferred income taxes and other assets	37,779	13,701

Total assets	$946,831	$903,465

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable	$141,216	$121,277
Accrued expenses	93,266	113,474
Warrant liability	26,119	23,068

Total current liabilities	260,601	257,819

Long-term obligations	130,919	129,757
Other non current liabilities	105,038	112,599

Total Retail Ventures’ shareholders’ equity	229,577	205,869
Noncontrolling interests	220,696	197,421

Total shareholders’ equity	450,273	403,290

Total liabilities and shareholders’ equity	$946,831	$903,465

RETAIL VENTURES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share amounts)
(unaudited)

	Three months ended		Six months ended
	July 31,	August 1,	July 31,	August 1,
	2010	2009	2010	2009
Net sales	$415,120	$369,490	$864,657	$755,336
Cost of sales	(227,599)	(210,267)	(469,141)	(427,867)

Gross profit	187,521	159,223	395,516	327,469
Selling, general and administrative expenses	(148,489)	(151,290)	(308,064)	(366,278)
Change in fair value of derivative instruments	17,173	(8,689)	(14,162)	(10,077)

Operating profit (loss)	56,205	(756)	73,290	(48,886)
Interest expense, net	(2,945)	(2,433)	(5,284)	(5,177)
Non-operating income, net		528		133

Income (loss) from continuing operations before income taxes	53,260	(2,661)	68,006	(53,930)
Income tax expense	(17,630)	(1,763)	(29,806)	(2,428)

Income (loss) from continuing operations	35,630	(4,424)	38,200	(56,358)
Total income from discontinued operations, net of tax	127	23,332	2,970	44,959

Net income (loss)	35,757	18,908	41,170	(11,399)
Less: net income attributable to the noncontrolling interests	(8,851)	(2,810)	(20,214)	(5,459)

Net income (loss) attributable to Retail Ventures, Inc.	$26,906	$16,098	$20,956	$(16,858)

Basic and diluted earnings (loss) per share:
Basic earnings (loss) per share from continuing operations attributable to Retail Ventures, Inc. common shareholders	$0.55	$(0.15)	$0.37	$(1.27)
Diluted earnings (loss) per share from continuing operations attributable to Retail Ventures, Inc. common shareholders	$0.43	$(0.15)	$0.36	$(1.27)
Basic earnings per share from discontinued operations attributable to Retail Ventures, Inc. common shareholders	$0.00	$0.48	$0.06	$0.92
Diluted earnings per share from discontinued operations attributable to Retail Ventures, Inc. common shareholders	$0.00	$0.48	$0.06	$0.92
Basic earnings (loss) per share attributable to Retail Ventures, Inc. common shareholders	$0.55	$0.33	$0.43	$(0.35)
Diluted earnings (loss) per share attributable to Retail Ventures, Inc. common shareholders	$0.44	$0.33	$0.43	$(0.35)

Shares used in per share calculations:
Basic	49,032	48,934	49,023	48,813
Diluted	51,172	48,934	49,302	48,813

Amounts attributable to Retail Ventures, Inc. common shareholders:
Income (loss) from continuing operations, net of tax	$26,779	$(7,234)	$17,986	$(61,817)
Discontinued operations, net of tax	127	23,332	2,970	44,959

Net income (loss)	$26,906	$16,098	$20,956	$(16,858)

SOURCE: Retail Ventures, Inc.